UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2025

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Stock Market LLC
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 2, 2025, Cyclacel Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with David E. Lazar, pursuant to which he agreed to purchase from the Company 1,000,000 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and 2,100,000 shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock” and, together with the Series C Preferred Stock, the “Preferred Stock”) of the Company at a purchase price of $1.00 per share for aggregate gross proceeds of $3.1 million, subject to the terms and conditions of the Purchase Agreement. The proceeds of the transaction will be used to repay and settle outstanding liabilities of the Company and for other general corporate and operating purposes.

Mr. Lazar agreed to pay $1,000,000 at the initial closing of the transactions under the Purchase Agreement in exchange for 1,000,000 shares of Series C Preferred Stock (the “Initial Closing”), which is expected to occur on or about January 6, 2025. Subject to the satisfaction of certain closing conditions and within two business days of the receipt of the Lazar Stockholder Approval (as defined below), Mr. Lazar will pay an additional $2,100,000 in exchange for 2,100,000 shares of Series D Preferred Stock (the “Final Closing”).

Each share of Series C Preferred Stock is convertible into 2.65 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and each share of Series D Preferred Stock is convertible into 110 shares of Common Stock. In no event will the Series C Preferred Stock be convertible into Common Stock in a manner that would result in Mr. Lazar or his transferees or their affiliates holding more than the lower of (i) the maximum percentage of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Preferred Stock that can be issued to the holder without requiring a vote of the stockholders of the Company under the rules and regulations of The Nasdaq Stock Market (“Nasdaq”); and (ii) 5% of the number of shares of Common Stock outstanding immediately before the original issue date (the “Series C Ownership Limitation”), prior to the date that the Company’s stockholders approve the issuance of shares of Common Stock to Mr. Lazar upon conversion of the Preferred Stock. In addition, prior to a Fundamental Transaction (as defined below), in no event will the Series D Preferred Stock be convertible into Common Stock in a manner that would result in Mr. Lazar or his transferees or their affiliates holding more than the lower of (i) the maximum percentage of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Preferred Stock that can be issued to the Holder without requiring a vote of the stockholders of the Company under the rules and regulations of Nasdaq; and, (ii) 49.99% of the number of shares of the Common Stock outstanding immediately before the original issue date (the “Series D Ownership Limitation”). The term “Fundamental Transaction,” as used herein means when (i) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity, (ii) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or property and the holders of at least 50% of the Common Stock accept such offer, or (iii) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock). The certificate of designations for each of the Series C Preferred Stock and Series D Preferred Stock further provide that even following a vote of the stockholders of the Company in accordance with the rules and regulations of the trading market on which the Common Stock trades on such date and applicable securities laws to approve the removal of the Series C Ownership Limitation, the Company shall not effect any conversion of the Preferred Stock, and a holder of the Preferred Stock shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion, such holder (together with any other shares of Common Stock otherwise held by such holder(s) or their affiliates) would beneficially own the number of shares of Common Stock, which would be in excess of any statutory threshold pursuant to which the acquisition of such shares would trigger a compulsory offer requirement under applicable federal or state tender offer rules for the holder and its affiliates to make a tender offer for all the shares of the Company.

Pursuant to the Purchase Agreement, the Company filed a certificate of designation (the “Series C Certificate of Designation”) with the Secretary of State of Delaware designating the rights, preferences and limitations of the shares of the Series C Preferred Stock on January 3, 2025. The Series C Certificate of Designation provides, in particular, that the Series C Preferred Stock will vote together with the Common Stock on an as-converted basis, subject to the Series C Ownership Limitation, provided that each share of Series C Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the stated value of such share of Series C Preferred Stock divided by the Nasdaq Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) immediately preceding the original issue date, and subject to adjustments for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions). In addition, pursuant to the Purchase Agreement, the Company filed a certificate of designation (the “Series D Certificate of Designation”) with the Secretary of State of Delaware designating the rights, preferences and limitations of the shares of the Series D Preferred Stock on January 3, 2025.

The holders of Series C Preferred Stock and Series D Preferred Stock will be entitled to participate in any dividends made on shares of Common Stock (on an as-converted basis) if and when such dividends are declared. Upon any liquidation or sale of the Company or all or substantially all of its assets, the holders of the Series C Preferred Stock and Series D Preferred Stock will be entitled to receive pari passu with the other holders of preferred stock, prior to and in preference to any distribution to holders of Common Stock, an amount equal to $1.00 per share, the stated value of the Series C Preferred Stock and Series D Preferred Stock, then held by them plus any accrued but unpaid dividends. Thereafter, the remaining assets of the Company will be distributed to the holders of Common Stock until such holders receive a return of their capital originally contributed, and thereafter, any remaining assets will be distributed to all holders of Common Stock and Preferred Stock pro rata based on the number of shares held on an as-converted basis.

In the Purchase Agreement, Mr. Lazar has agreed that he will not engage in or effect, directly or indirectly, any short sales involving the Company’s securities or any hedging transaction that transfers the economic risk of ownership of the Preferred Stock. Additionally, prior to the transaction, the Board of Directors of the Company (the “Board of Directors”) unanimously adopted resolutions (i) exempting Mr. Lazar’s acquisition of the Series C Preferred Stock and Series D Preferred Stock from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 and (ii) granting Mr. Lazar the right to sell, assign or otherwise transfer either the Series C Preferred Stock or Series D Preferred Stock (as well as any Common Stock underlying any such Series C Preferred Stock or Series D Preferred Stock) or his rights to acquire the Series D Preferred Stock (as well as any Common Stock underlying any such securities) pursuant to the Purchase Agreement (the “Securities Purchase Rights”).

The Company agreed in the Purchase Agreement to not issue any additional shares of Common Stock or securities convertible into common stock (subject to customary exceptions) or a variable rate transaction for a period of 180 days from the date of the Final Closing without the consent of Mr. Lazar.

Pursuant to the Purchase Agreement, the Company agreed to deliver to Mr. Lazar a statement showing the calculation of the Estimated Closing Indebtedness Pay-Off Amount, the Closing Cash Amount and the Estimated Closing Cash Amount (each as defined in the Purchase Agreement). The parties further agreed that (i) at the Initial Closing, the Company will have a sufficient cash balance to operate its business for at least three months, and (ii) at the Final Closing, the Company will use the $2,100,000 proceeds to pay $1,100,000 to the Holder (as defined below) pursuant to the Exchange Agreement (as defined below). The remaining cash balance will be used as set forth in the Purchase Agreement and any cash balance shortfalls will be set off by the Settlement Payments (as defined below).

The Company agreed to attempt to hold a special meeting of stockholders no later than February 15, 2025, which will include, among other things, proposals for (i) the issuance of all of the Common Stock to Mr. Lazar in compliance with the rules and regulations of Nasdaq (without regard to any limitations on conversion set forth in the applicable Certificate of Designations) (the “Lazar Stockholder Approval”), (ii) a reverse stock split of the Common Stock of the Company in the range of between 1 for 4 to 1 for 16, to be determined by the Board of Directors, and, following the Lazar Stockholder Approval, to be implemented at the sole and absolute discretion of the Board of Directors, and (iii) an increase in the authorized shares of Common Stock to a minimum of 250,000,000, and (iv) an increase in shares available under the existing equity incentive plan by 500,000 shares. In the event all of the foregoing are not approved by the stockholders at the meeting, the Company shall use its reasonable best efforts to call another stockholder meeting (the “Second Meeting”) within seventy (70) days of the first meeting for the purpose of obtaining the required approvals. If the Lazar Stockholder Approval is not obtained at the Second Meeting, the Company shall issue 200,000 shares to David Lazar at a purchase price per share equal to the closing price of the Common Stock on the date of the Second Meeting plus $0.02. In addition, if the Lazar Stockholder Approval is not obtained after four stockholder meetings, pursuant to the Series C Certificate of Designations, the holder of Series C Preferred Stock can cause the Company to redeem such shares at a price equal to the last reported closing stock price on the Nasdaq Capital Market as of the date of such meeting.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “Commission”).

Settlement Agreements and Releases

In connection with the transactions contemplated by the Purchase Agreement, the Company entered into settlement agreements (the “Settlement Agreements”) with each of the Resigning Directors and the Resigning Officers (each as defined below) as described in this Current Report on Form 8-K in Item 5.02.

 Warrant Exchange Agreement

On January 2, 2025, the Company entered into a Warrant Exchange Agreement (the “Exchange Agreement”) with an institutional investor (the “Holder”) of certain existing warrants (the “Exchanged Warrants”) to purchase an aggregate of 24,844,725 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Exchanged Warrants were originally issued (i) pursuant to a securities purchase agreement, dated as of April 30, 2024 by and between the Company and the Holder and (ii) pursuant to a warrant exercise and reload agreement dated November 13, 2024 by and between the Company and the Holder. Pursuant to the Exchange Agreement, on the Initial Closing and subject to the receipt of approval of the Company’s stockholders as required by the applicable rules and regulations of Nasdaq with respect to the issuance of all of the shares of Common Stock to be issued pursuant to the Exchange Agreement (the “Warrant Exchange Stockholder Approval”), the Company agreed to exchange with the Holder the Exchanged Warrants for (i) an aggregate of 24,844,725 shares of Common Stock (the “New Shares”) and (ii) $1,100,000 (collectively, the “Exchange”). To the extent the Holder would otherwise beneficially own in excess of any beneficial ownership limitation applicable to the Holder after giving effect to the Exchange, the Exchanged Warrants shall be exchanged for a number of New Shares issuable to the Holder without violating the beneficial ownership limitation and the remainder of the Holder’s Exchanged Warrants shall be issued as pre-funded warrants to purchase the number of shares of Common Stock equal to the number of shares of Common Stock in excess of the beneficial ownership limitation (the “Pre-Funded Warrants”). The Pre-Funded Warrants will be exercisable immediately upon issuance at an exercise price of $0.0001 per share and may be exercised at any time until the Pre-Funded Warrants are exercised in full. A holder of Pre-Funded Warrants (together with its affiliates) may not exercise any portion of such warrants to the extent that the holder would own more than 9.99% of the Company’s outstanding Common Stock immediately after exercise. The Final Closing is expected to take place substantially concurrently with the date on which the Warrant Exchange Stockholder Approval is received, subject to the receipt by the Company of the Lazar Stockholder Approval. In addition, the Holder consented to the issuance of all securities to David Lazar and/or his affiliates pursuant to the Lazar Investment and waived the Company’s obligation to file a registration statement with respect to the registration of the resale of the shares of Common Stock issuable upon exercise of the Exchanged Warrants and the obligation to obtain stockholder approval of the New Warrant Shares upon exercise of the Exchanged Warrants.

In addition, the Company agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) on or before the 75th calendar day following the Final Closing providing for the registration of the resale of the New Shares by the holders of the New Shares (the “Resale Registration Statement”). The Company shall use its best efforts to cause the Resale Registration Statement to become effective within 90 calendar days following the Final Closing (or, in the event of a “full review” by the Commission, the 125th calendar day following the Final Closing) and to keep the Resale Registration Statement effective at all times until no Holder owns New Shares. The Holder has also undertaken to vote in favor of Proposal No. 1 at the Company’s special meeting of stockholders.

The delivery of the Exchange Agreement is a condition to the sale of the Series C Preferred Stock pursuant to the Purchase Agreement.

The foregoing description of the Purchase Agreement, the Series C Certificate of Designation, the Series D Certificate of Designation, the Form of Pre-Funded Warrant, the Settlement Agreements, and the Exchange Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Series C Certificate of Designation, the Series D Certificate of Designation, the Form of Pre-Funded Warrant, the Purchase Agreement, the Form of Director Settlement Agreement, the Rombotis Settlement Agreement, the McBarron Settlement Agreement and the Exchange Agreement, which are filed as Exhibits 3.1, 3.2, 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference. The shares of Series C Preferred Stock and Series D Preferred Stock (and the shares of Common Stock issuable upon conversion thereof) are being sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Regulation S (“Regulation S”) of the Securities Act, which permits offers or sales of securities by the Company outside of the United States that are not made to “U.S. Persons” or for the account or benefit of a “U.S. Person”, as that term is defined in Rule 902 of Regulation S.

The shares of Common Stock (and shares underlying pre-funded warrants) issuable to the Holder pursuant to the Exchange Agreement will be sold without registration under the Securities Act in reliance on the exemption provided by Section 4(a)(2) and Regulation D thereunder.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Resignation of Directors and Officers

In connection with the signing of the Purchase Agreement, Mr. Spiro Rombotis resigned as Chief Executive Officer of the Company and the Board of Directors appointed Mr. Lazar as interim Chief Executive Officer of the Company, effective as of the signing of the Purchase Agreement. Mr. Lazar will serve as the Company’s principal executive officer and principal financial officer until his successor is appointed. The Compensation Committee of the Board will determine Mr. Lazar’s compensation at a later date. Dr. Samuel Barker continues to serve as Chairman of the Board of Directors and of the Compensation Committee.

The Board of Directors also appointed Messrs. David Natan and Avraham Ben-Tzvi as members of the Board of Directors, effective as of the signing of the Purchase Agreement and as of January 5, 2025, respectively. Dr. Robert Spiegel, Dr. Christopher Henney, Dr. Brian Schwartz, Dr. Kenneth Ferguson and Ms. Karin Walker (together, the “Resigning Directors”) resigned effective as of the signing of the Purchase Agreement. The resignation of each of the Resigning Directors is not based on any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The initial terms as director for each of Mr. Natan and Mr. Ben-Tzvi will expire at the Company’s 2025 and 2027 annual meeting of stockholders, respectively. Both Mr. Natan and Mr. Ben-Tzvi were appointed as members of the Audit Committee, the Compensation Committee and Nominating and Governance Committee of the Board, with Mr. Natan serving as chairman of the Audit Committee and Mr. Ben-Tzvi serving as chairman of the Nominating and Governance Committee of the Board. The Board of Directors deemed both Mr. Natan and Mr. Ben-Tzvi as independent pursuant to Rule 5605 of the Nasdaq Listing Requirements. The Company expects to determine and approve the compensation for the new directors at a later date. Neither Mr. Lazar, Mr. Natan nor Mr. Ben-Tzvi have any family relationship with any directors or executive officers of the Company.

David E. Lazar (34) has served as the Chief Executive Officer of OpGen, Inc., (OTC: OPGN) since March 2024, where he also serves as chairman of the board of directors. Mr. Lazar has also served as the President and a member of the board of directors of LQR House Inc. (NASDAQ: LQR) since October 2024. Mr. Lazar is also the Chief Executive Officer of Titan Pharmaceuticals Inc. listed on Nasdaq (NASDAQ: TTNP) since August 2022, where he also served as a director and board chairman from August 2022 until October 2023. On December 28, 2023, Mr. Lazar was appointed Chief Executive Officer and to the board of directors of Minim, Inc. (NASDAQ: MINM). Mr. Lazar has successfully served as a custodian to numerous public companies across a wide range of industries, including without limitation, C2E Energy, Inc. (OTCMKTS: OOGI), China Botanic Pharmaceutical Inc. (OTCMKTS: CBPI), One 4 Art Ltd., Romulus Corp., Moveix, Inc., Arax Holdings Corp. (OTCMKTS: ARAT), ESP Resources, Inc. (OTCMKTS: ESPIQ), Adorbs, Inc., Exobox Technologies Corp. (OTCMKTS: EXBX), Petrone Worldwide, Inc. (OTCMKTS: PFWIQ), Superbox, Inc. (OTCMKTS: SBOX), Sino Green Land Corp. (OTCMKTS: SGLA), SIPP International Industries, Inc. (OTCMKTS: SIPN), Cereplast, Inc. (OTCMKTS: CERPQ), Energy 1 Corp. (OTCMKTS: EGOC), ForU Holdings, Inc. (OTCMKTS: FORU), China Yanyuan Yuhui National Education Group, Inc. (OTCMKTS: YYYH), Pan Global Corp. (OTCMKTS: PGLO), Shengtang International, Inc. (OTCMKTS: SHNL), Alternaturals, Inc. (OTCMKTS: ANAS), USA Recycling Industries, Inc. (OTCMKTS: USRI), Tele Group Corp., Xenoics Holdings, Inc. (OTCMKTS: XNNHQ), Richland Resources International Group, Inc. (OTCMKTS: RIGG), AI Technology Group, Inc., Reliance Global Group, Inc. (NASDAQ: RELI), Melt, Inc., Ketdarina Corp., 3D MarkerJet, Inc. (OTCMKTS: MRJT), Lvpai Group Ltd., Gushen, Inc., FHT Future Technology Ltd., Inspired Builders, Inc., Houmu Holdings Ltd. (OTCMKTS: HOMU), Born, Inc. (OTCMKTS: BRRN), Changsheng International Group Ltd., Sollensys Corp. (OTCMKTS: SOLS), Guozi Zhongyu Capital Holdings Co. (OTCMKTS: GZCC) and Cang Bao Tian Xia International Art Trade Center, Inc. Mr. Lazar currently serves as an Advisor to PROMAX Investments LLC, a position he has held since July 2022, and as an Ambassador at Large for the Arab African Council for Integration and Development, since March 2022.

He has also served as the CEO of Custodian Ventures LLC, a company which specializes in assisting distressed public companies through custodianship, since February 2018, and Activist Investing LLC, an actively managed private investment fund, since March 2018. Previously, Mr. Lazar served as Managing Partner at Zenith Partners International Inc., a boutique consulting firm, from July 2012 to April 2018. In his role as Chief Executive Officer of Custodian Ventures LLC, Mr. Lazar has successfully served as a custodian to numerous public companies across a wide range of industries. Based on Mr. Lazar’s diverse knowledge of financial, legal and operations management, public company management, accounting, audit preparation, due diligence reviews and SEC regulations, our Board of Directors believes that Mr. Lazar has the appropriate set of skills to serve as interim Chief Executive Officer of the Company.

David Natan (71) currently serves as President and Chief Executive Officer of Natan & Associates, LLC, a consulting firm offering chief financial officer services to public and private companies in a variety of industries, since 2007. From February 2010 to May 2020, Mr. Natan served as Chief Executive Officer of ForceField Energy, Inc. (OTCMKTS: FNRG), a company focused on the solar industry and LED lighting products. From February 2002 to November 2007, Mr. Natan served as Executive Vice President of Reporting and Chief Financial Officer of PharmaNet Development Group, Inc., a drug development services company, and, from June 1995 to February 2002, as Chief Financial Officer and Vice President of Global Technovations, Inc., a manufacturer and marketer of oil analysis instruments and speakers and speaker components. Prior to that, Mr. Natan served in various roles of increasing responsibility with Deloitte & Touche LLP, a global consulting firm. Mr. Natan currently serves as a member of the Board of Directors and Chair of the Audit Committee of Sunshine Biopharma, Inc. (Nasdaq: SBFM), a pharmaceutical and nutritional supplement company, since February 2022. Additionally in November 2023, Mr. Natan was appointed to the board of directors and Audit Committee Chair of Minim, Inc. (OTC: MINM). Previously, Mr. Natan served as a director for the following public companies: Global Technovations, Forcefield Energy, Titan Pharmaceuticals (Nasdaq:TTNP), Vivakor Inc.(Nasdaq:VIVK), NetBrands Corp. (OTC:NBND), and OpGen Inc. (OTC:OPGN). Mr. Natan holds a B.A. in Economics from Boston University. Based on Mr. Natan’s extensive experience, our Board believes that Mr. Natan has the appropriate set of skills to serve as a member of the Board of Directors of the Company.

Avraham Ben-Tzvi (54) is the founder of ABZ Law Office, a boutique Israeli law firm specializing in corporate & securities laws, commercial law & contracts, and various civil law matters, as well as providing outsourced general counsel services for publicly traded as well as private companies and corporations, which he established in January 2017. Mr. Ben-Tzvi served as Chief Legal Officer and General Counsel of Purple Biotech Ltd. (formerly Kitov Pharma Ltd.) (NASDAQ/TASE: PPBT), a clinical-stage company advancing first-in-class therapies to overcome tumor immune evasion and drug resistance, from November 2015 until April 2020. Prior to that, Mr. Ben-Tzvi served as General Counsel and Company Secretary at Medigus Ltd. (NASDAQ/TASE: MDGS), a minimally invasive endosurgical tools medical device and miniaturized imaging equipment company, from April 2014 until November 2015. Prior to that he served as an attorney at one of Israel’s leading international law firms where, amongst other corporate and commercial work, he advised companies and underwriters on various offerings by Israeli companies listing in the US and on various SEC related filings. Prior to becoming a lawyer, Mr. Ben-Tzvi worked in several business development, corporate finance and banking roles at companies in the financial services, lithium battery manufacturing and software development industries. Between October 15, 2024 and December 19, 2024, Mr. Ben-Tzvi served as a member of the Board of Directors of LQR House, Inc. (NASDAQ: YHC), a company in the wine and spirits e-commerce sector. Between March 25, 2024 and August 2, 2024, Mr. Ben-Tzvi served as a member of the Board of Directors of OpGen, Inc. (OTC: OPGN), a precision medicine company. Since December 2023, Mr. Ben-Tzvi has been serving as a member of the Board of Directors of Minim, Inc. (NASDAQ: MINM), a company which delivered smart software-driven communications products under the globally recognized Motorola brand and Minim® trademark. Since August 2022, Mr. Ben-Tzvi has been serving as a member of the Board of Directors of Titan Pharmaceuticals, Inc. (NASDAQ: TTNP), a pharmaceutical company. Mr. Ben-Tzvi holds a B.A., magna cum laude, in Economics from Yeshiva University in New York and an LL.B., magna cum laude from Sha’arei Mishpat College of Law in Hod HaSharon, Israel. Mr. Ben-Tzvi is a licensed attorney and member of the Israel Bar Association and is also licensed as a Notary by the Israeli Ministry of Justice. Based on Mr. Ben-Tzvi’s extensive legal experience and knowledge in the fields of civil-commercial law and corporate and securities law, and his previous public company and commercial business experience, our Board believes that Mr. Ben-Tzvi has the appropriate set of skills to serve as a member of the Board of Directors of the Company.

Settlement Agreements with Directors and Executive Officers

On January 2, 2025, the Company entered into settlement agreements with the Resigning Directors effective as of the signing of the Purchase Agreement. Pursuant to the terms of the Director Settlement Agreements, each Resigning Director resigned his or her position as a member of the Board of Directors, and any positions held on committees of the Board of Directors. Each Resigning Director has received his or her accrued Board fees in full consideration of the release of claims against the Company and other promises and covenants set forth in the Director Settlement Agreements.

On January 2, 2025, the Company entered into a settlement agreement with Mr. Spiro Rombotis (the “Rombotis Settlement Agreement”). Pursuant to the terms of the Rombotis Settlement Agreement, Mr. Rombotis resigned his position as President and Chief Executive Officer of the Company effective as of the signing of the Purchase Agreement, and agreed to provide transition services to the Company in his capacity as a member of the Board of Directors through the filing of the Company’s Annual Report on Form 10-K for the year ended 2024. On January 2, 2025, the Company also entered into a settlement agreement with Paul McBarron (together with Mr. Rombotis, the “Resigning Officers”) effective immediately following the Initial Closing, as such term is defined in the Purchase Agreement (the “McBarron Settlement Agreement” and together with the Rombotis Settlement Agreement, the “Executive Officer Settlement Agreements” and together with the Director Settlement Agreements, the “Settlement Agreements”). Pursuant to the terms of the McBarron Settlement Agreement, Mr. McBarron agreed to provide transition services to the Company in his capacity as a member of the Board of Directors through the filing of the Company’s Annual Report on Form 10-K for the year ended 2024.

Pursuant to the Executive Officer Settlement Agreements, and subject to the Purchase Agreement, the Company will pay to Mr. Rombotis and Mr. McBarron payments of $279,415.50 and $165,164.50, respectively, as soon as practicable, and three months later a further one-time payment of $279,415.50 and $165,164.50 either in cash or through the issuance of common stock, respectively, in full consideration of the release of claims against the Company and other promises and covenants set forth in the Executive Officer Settlement Agreements (the “Settlement Payments”) and the Purchase Agreement.

Pursuant to the terms of the Settlement Agreements, the Company will provide continuing indemnification to the Resigning Directors and Resigning Officers in a manner consistent with that which was in place as of the effective date of the Settlement Agreements, and will cause to be maintained in effect the Company’s existing director and officer liability insurance pursuant to the Company’s tail insurance coverage and will not modify its governing documents to modify the Resigning Directors’ and Resigning Officers’ rights under such policy, as further set forth in the Settlement Agreements. The Settlement Agreements contain a mutual non-disparagement clause.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01. Other Events.

On January 2, 2025, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of such press release is attached to this Current Report on Form 8-K as Exhibits 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements related to the receipt of stockholder approvals to issue the shares of common stock pursuant to the contemplated transactions, the consummation of the Final Closing pursuant to the Agreement, and the Company’s ability to regain and maintain compliance with Nasdaq’s continued listing requirements. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. These risks and uncertainties include the risk that the Company may not be successful in receiving the stockholder approvals contemplated and may not consummate the Final Closing pursuant to the Agreement, the uncertainty of whether the Company is able to regain and maintain compliance with Nasdaq’s continued listing requirements, and the other risks described more fully in Cyclacel Pharmaceuticals’ filings with the Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ending December 31, 2023 and its other documents subsequently filed with or furnished to the Commission, including its Form 10-Q for the quarter ended September 30, 2024. For a further list and description of the risks and uncertainties the Company faces, please refer to our most recent Annual Report on Form 10-K and other periodic filings we file with the Commission that are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock
4.1	Form of Pre-Funded Warrant
10.1	Securities Purchase Agreement, dated as of January 2, 2025, by and between the Company and David Lazar
10.2	Form of Director Settlement Agreement and Release
10.3	Settlement and Release Agreement, dated as of January 2, 2025, by and between the Company and Spiro Rombotis
10.4	Settlement and Release Agreement, dated as of January 2, 2025, by and between the Company and Paul McBarron
10.5	Warrant Exchange Agreement, dated as of January 2, 2025, by and between the Holder and the Company
99.1	Press release, dated January 3, 2025
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 6, 2025	Cyclacel Pharmaceuticals, Inc.

	By:	/s/ David Lazar
		Name:	David Lazar
		Title:	Interim Chief Executive Officer